Exhibit 99.1

FOR IMMEDIATE RELEASE

CSG Systems International Revises 2013 Financial Guidance

ENGLEWOOD, Colo. United States (March 27, 2013) — CSG Systems International, Inc. (NASDAQ: CSGS), a global provider of software- and services-based business support solutions that help clients generate revenue and maximize customer relationships, revised its 2013 financial guidance to reflect the execution of a multi-year customer care and billing contract with Comcast Cable as announced today.

As a result of the financial terms associated with this extension, which are effective as of March 1, 2013, the company is providing revised guidance for its 2013 financial performance as follows:

	Revised Guidance	Previous Guidance
Revenues	$740 - $760 million	$755 - $775 million
Non-GAAP Operating Income Margin	Approximately 16%	Approximately 17%
Non-GAAP EPS	$2.05 - $2.15	$2.23 - $2.33
GAAP EPS from continuing operations	$1.38 - $1.49	$1.59 - $1.70
Adjusted EBITDA	$153 - $158 million	$162 - $167 million
Operating Cash Flows	$110 - $120 million	$118 - $128 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 1 and the Investor Relations section of CSG’s website at www.csgi.com.

For more information regarding the contract extension with Comcast Cable, please refer to the Form 8-K filed today with the SEC, which can be found in the investor relations section of the company’s website.

About CSG International

CSG Systems International, Inc. (NASDAQ:CSGS) is a market-leading business support solutions and services company serving the majority of the top 100 global communications service providers, including leaders in fixed, mobile and next-generation networks such as AT&T, Comcast, DISH Network, France Telecom, Orange, T-Mobile, Telefonica, Time Warner Cable, Vodafone, Vivo and Verizon. With over 25 years of experience and expertise in voice, video, data and content services, CSG International offers a broad portfolio of licensed and Software-as-a-Service (SaaS)-based products and solutions that help clients compete more effectively, improve business operations and deliver a more impactful customer experience across a variety of touch points. For more information, visit our website at www.csgi.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

•	CSG derives approximately forty percent of its revenues from its three largest clients;

•	Continued market acceptance of CSG’s products and services;

•	CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;

•	CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;

•	CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;

•	CSG’s ability to meet its financial expectations as a result of increased dependency on software sales, which are subject to greater volatility;

•	Increasing competition in CSG’s market from companies of greater size and with broader presence in the communications sector;

•	CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;

•	CSG’s ability to protect its intellectual property rights;

•	CSG’s ability to maintain a reliable, secure computing environment;

•	CSG’s ability to conduct business in the international marketplace;

•	CSG’s ability to comply with applicable U.S. and International laws and regulations; and

•	Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates.

This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Liz Bauer, Senior Vice President of Investor Relations & Strategic Communications

(303) 804-4065

E-mail: liz.bauer@csgi.com

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

•	Certain internal financial planning, reporting, and analysis;

•	Forecasting and budgeting purposes;

•	Certain management compensation incentives; and

•	Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

•	A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

•	Consistency and comparability with CSG’s historical financial results; and

•	Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

•	The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

•	Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

•	Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

•	Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	EPS
Restructuring charges	X	X
Acquisition-related charges	X	X
Stock-based compensation	X	X
Amortization of acquired intangible assets	X	X
Amortization of original issue discount (“OID”)	—	X
Unusual income tax matters	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•

Restructuring charges are infrequent expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, and facility consolidations and abandonments. These charges are not considered reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

Acquisition-related charges relate to direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring core business operating results. These charges typically include expenses related to legal, accounting, and other professional services. The exclusion of these charges in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

•

Stock-based compensation results from CSG’s issuance of its common stock to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG, but instead is more dependent on CSG’s stock price at the stock grant date, and the employee service period over which the equity awards vest. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

Amortization of acquired intangible assets is the result of business acquisitions. A portion of the purchase price in an acquisition is allocated to acquired intangible assets (e.g., software, client relationships, etc.), which are then amortized to expense over their estimated useful lives. This annual amortization expense is generally unchanged from the initial estimates, regardless of performance of the acquired business in any one period. Also, the value assigned to acquired intangible assets in a business combination is based on various estimates and valuation techniques, and does not necessarily represent the costs CSG would incur to develop such capabilities internally. Additionally, amortization of acquired intangible assets can be inconsistent in amount and frequency, and can be significantly affected by the timing and size of an acquisition. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to acquisitions included in CSG’s subsequent results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•

The convertible debt securities OID is the result of allocating a portion of the principal balance of the debt at issuance to the equity component of the instrument, as required under current accounting rules. This OID is then amortized to interest expense over the life of the respective convertible debt instrument. The interest expense related to the amortization of the OID is a non-cash expense, and therefore, the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible debt securities for cash flow, liquidity, and debt service purposes.

•

Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, liquidity, debt servicing capabilities, and enterprise valuation. CSG defines adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, and unusual items, such as restructuring charges, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of property and equipment.

Non-GAAP Financial Measures – 2013 Financial Guidance

Non-GAAP Operating Income Margin:

The reconciliation of GAAP operating income margin to non-GAAP operating income margin, as included in CSG’s 2013 full year financial guidance, is as follows:

2013 Guidance
GAAP operating income margin	11.0%
Restructuring charges (1)	0.5%
Stock-based compensation (2)	2.0%
Amortization of acquired intangible assets (3)	2.5%

Non-GAAP operating income margin (“approximately 16%”)	16.0%

(1)	This represents the pretax impact of restructuring charges of an estimated $2 million on CSG’s operating income margin as a percentage of the midpoint of 2013 revenue guidance.
(2)	This represents the pretax impact of stock-based compensation expense of an estimated $14 million on CSG’s operating income margin as a percentage of the midpoint of 2013 revenue guidance.
(3)	This represents the pretax impact of amortization of acquired intangible assets expense of an estimated $20 million on CSG’s operating income margin as a percentage of the midpoint of 2013 revenue guidance.

Non-GAAP EPS:

The reconciliation of GAAP EPS to non-GAAP EPS as included in CSG’s 2013 full year financial guidance is as follows:

	2013 Guidance Range (4)
	Low Range	High Range
GAAP EPS	$1.38	$1.49
Restructuring charges (5)	0.03	0.03
Stock-based compensation (6)	0.22	0.22
Amortization of acquired intangible assets (7)	0.33	0.32
Amortization of OID (8)	0.09	0.09

Non-GAAP EPS	$2.05	$2.15

(4)	The estimated after-tax impact of these items is calculated using: (i) the estimated income taxes related to these items, which includes the impact of the difference between GAAP and non-GAAP pretax income, resulting in an estimated effective income tax rate for non-GAAP purposes of approximately 36%; and (ii) the estimated weighted-average diluted shares outstanding of 32.8 million.

(5)	This represents the estimated after-tax impact on a per diluted share basis of the full year restructuring charges of approximately $2 million.
(6)	This represents the estimated after-tax impact on a per diluted share basis of the full year stock-based compensation expense of approximately $14 million.
(7)	This represents the estimated after-tax impact on a per diluted share basis of the full year amortization of acquired intangible assets expense of approximately $20 million.
(8)	This represents the estimated after-tax impact on a per diluted share basis of the full year expense related to the amortization of the OID expense for CSG’s convertible debt securities of approximately $5 million.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to net income and cash flows from operations are provided below for CSG’s 2013 full year financial guidance at the mid-point (in thousands):

2013
GAAP operating income	$83,000
Restructuring charges	2,000
Depreciation	23,000
Amortization of acquired intangible assets	20,000
Amortization of other intangible assets	13,000
Stock-based compensation	14,000

Adjusted EBITDA	$155,000

Adjusted EBITDA as a percentage of revenues	21%

2013
Net income	$47,000
Interest expense	13,000
Amortization of OID	5,000
Interest and investment income and other, net	(2,000)
Income tax provision	20,000
Depreciation	23,000
Amortization of acquired of intangible assets	20,000
Amortization of other intangible assets	13,000
Stock-based compensation	14,000
Restructuring charges	2,000

Adjusted EBITDA	$155,000

2013
Cash flows from operating activities (midpoint of guidance)	$115,000
Income tax provision	20,000
Changes in operating assets and liabilities and deferred taxes	7,000
Interest expense	13,000
Interest and investment income and other, net	(2,000)
Restructuring charges	2,000

Adjusted EBITDA	$155,000

Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities is provided below for the indicated period (in thousands):

2013
Cash flows from operating activities (midpoint of guidance)	$115,000
Purchases of property and equipment	(35,000)

Non-GAAP free cash flow	$80,000